LIVERAMP ANNOUNCES FOURTH QUARTER AND FISCAL YEAR RESULTS

Q4 Revenue Increased by 30%

Q4 Subscription Revenue Grew 40%

Extends Lead in Omnichannel Identity and Data Connectivity with IdentityLink for Real-Time Bidding and Faktor Acquisition

SAN FRANCISCO, Calif., May 28, 2019—LiveRamp (NYSE: RAMP), the identity platform powering exceptional experiences, today announced its financial results for the fourth quarter and fiscal year ended March 31, 2019.

Fourth Quarter Financial Highlights

•Total revenue was $78 million, up 30% compared to the prior year period. Excluding the impact of Facebook, total revenue increased 40%.

•Subscription revenue was $66 million, up 40% and contributed 84% of total revenue.

•Marketplace & Other revenue of $13 million declined 4% on a reported basis. Excluding the impact of Facebook, Marketplace & Other revenue increased 43%.

•GAAP loss per share from continuing operations was $0.73, and non-GAAP loss per share from continuing operations was $0.13.

•Cash flow from operating activities improved to $38 million, compared to net cash used in operating activities of $9 million during the fourth quarter of fiscal 2018. Fourth quarter cash flow included a tax benefit of approximately $60 million.

•During the quarter, LiveRamp repurchased 175 thousand shares for $10 million under its $1 billion stock repurchase program. Since inception of the share repurchase program in 2011, the Company has repurchased 22.6 million shares for $449 million, leaving remaining capacity of $551 million.

Fiscal Year Financial Highlights

•Total revenue was $286 million, up 30% compared to the prior year period. Excluding the impact of Facebook, revenue increased 41%.

•Subscription revenue was $237 million, up 38% and contributed 83% of total revenue.

•Marketplace & Other revenue of $49 million grew 2%. Excluding the impact of Facebook, Marketplace & Other revenue increased 60%.

•GAAP loss per share from continuing operations was $1.79, and non-GAAP loss per share from continuing operations was $0.29.

•Cash flows used in operating activities was $2 million compared to $14 million during fiscal 2018.

•Cash and cash equivalents totaled $1.1 billion with no debt at fiscal year end.

“The fourth quarter represented a strong finish to an incredible year,” said LiveRamp CEO Scott Howe. “I’m extremely proud of the team’s performance and our momentum entering FY20. LiveRamp has solidified its position as the leading provider of people-based identity and data connectivity for the open ecosystem. In the coming year, we plan to double down on key growth areas like Advanced TV, enterprise data networks and global expansion.”

“Each of our growth initiatives continues to build momentum,” said LiveRamp CFO Warren Jenson. “As enterprises look for new ways to better leverage data to power the customer experience, they are increasingly turning to LiveRamp as the trusted and open choice.”

GAAP and Non-GAAP Results

The following table summarizes the Company’s financial results for its fourth quarter and fiscal year ($ in millions):

	Q4 Fiscal 2019		Q4 Fiscal 2019
	Results		Full Year Results
	GAAP	Non-GAAP	GAAP	Non-GAAP
Subscription	$66		$237
YoY change %	40%		38%
Marketplace & other	$13		$49
YoY change %	4%		2%
Total revenue	$78		$286
YoY change %	30%		30%

Gross profit	$41	$47	$165	$188
Gross margin	52%	60%	58%	66%
YoY change pts	(9 pts)	(12 pts)	2 pts	(2 pts)

Operating loss	$(82)	$(22)	$(198)	$(54)
Operating margin	(105)%	(29)%	(69)%	(19)%
YoY change pts	(59 pts)	(17 pts)	(9 pts)	(2 pts)

Net loss[1]	$(50)	$(9)	$(134)	$(22)

Earnings (loss) per share[1]	$(0.73)	$(0.13)	$(1.79)	$(0.29)
YoY change %	nm	nm	nm	nm
Net operating cash flow	$38	$—	$(2)	$—
YoY change %	nm	$—	nm	$—
Free cash flow to equity	$—	$35	$—	$(14)
YoY change %	nm	nm	$—	nm

[1]From continuing operations; does not include AMS results.
Totals may not sum due to rounding.

A detailed discussion of our non-GAAP financial measures and a reconciliation between GAAP and non-GAAP results is provided in the schedules to this press release.

Additional Metrics and Highlights

•LiveRamp added 25 new direct subscription customers during the quarter, bringing its total direct customer count to 665, an increase of 21% year-over-year. We now serve 20% of the Fortune 500 compared to 16% in the prior year period.
•LiveRamp has 46 clients whose subscription contracts exceed $1 million in annual revenue, up from 34 in the prior year period.

•Dollar-based net retention was approximately 114% in the quarter.

•LiveRamp announced the availability of IdentityLink for Real-Time Bidding (RTB) – providing demand-side platforms free perpetual access to its scaled, people-based identifier. This offering compliments the free access to IdentityLink that supply-side platforms get through the Advertising ID Consortium.

•In April 2019, LiveRamp acquired consent management platform Faktor to enable streamlined consent management across the open web. LiveRamp remains committed to helping its clients manage consent and maintain transparency in order to comply with the California Consumer Privacy Act (CCPA).

Financial Outlook

LiveRamp’s non-GAAP guidance excludes the impact of non-cash stock compensation, purchased intangible asset amortization, and restructuring charges.

For fiscal 2020, LiveRamp expects to report:

•Revenue of $358 million to $372 million, an increase of between 25% and 30% year-over-year.

•GAAP operating loss from continuing operations of between $165.5 million and $145.5 million.

•Non-GAAP operating loss of between $70 million to $50 million.

The Company’s GAAP and non-GAAP operating loss guidance includes up to $15 million of transition-related spend associated with establishing standalone operations at LiveRamp following the AMS sale. Transition-related spending is expected to be complete by the end of the second fiscal quarter.

LiveRamp continues to expect full year non-GAAP operating profitability in fiscal 2021.

Conference Call

LiveRamp will hold a conference call at 1:30 p.m. PT today to further discuss this information. Interested parties are invited to listen to the call which will be broadcast via the Internet and can be found on LiveRamp’s investor site. A slide presentation will be referenced during the call and can be accessed here.

About LiveRamp

LiveRamp provides the identity platform leveraged by brands and their partners to deliver innovative products and exceptional experiences. LiveRamp IdentityLink connects people, data, and devices across the digital and physical world, powering the people-based marketing revolution and allowing consumers to safely connect with the brands and products they love. For more information, visit www.LiveRamp.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended (the “PSLRA”). These statements, which are not statements of historical fact, may contain estimates, assumptions, projections and/or expectations regarding the Company’s financial position, results of operations, market position, product development, growth opportunities, economic conditions, and other similar forecasts and statements of expectation. Forward-looking statements are often identified by words or phrases such as “anticipate,” “estimate,” “plan,” “expect,” “believe,” “intend,” “foresee,” or the negative of these terms or other similar variations thereof.

These forward-looking statements are not guarantees of future performance and are subject to a number of factors and uncertainties that could cause the Company’s actual results and experiences to differ materially from the anticipated results and expectations expressed in the forward-looking statements.

Among the factors that may cause actual results and expectations to differ from anticipated results and expectations expressed in forward-looking statements relate to the Company’s dependence upon customer renewals, new customer additions and upsell within our subscription business, the reliance upon partners including data suppliers, competition, attracting and retaining talent. Additional risks relate to maintaining our culture, our ability to innovate and evolve within rapidly changing industry including digital advertising, while also avoiding disruption from acquisition and divestiture activities. Our international operations are subject to risks that may harm the Company’s business. The risk of a significant breach of the confidentiality of the information or the security of our or our customers’, suppliers’, or other partners’ computer systems could be detrimental to our business, reputation and results of operations. Other business risks include unfavorable publicity and negative public perception about our industry, interruptions or delays in service from data center hosting vendors we rely upon, our dependence on the continued availability of third-party data hosting and transmission services, our client’s ability to use data on our platform could be restricted if the industry’s use of third party cookies and tracking technology declines due to technology platform changes, regulation or increased user controls. Changes in regulations relating to information collection represents a risk as well as changes in tax laws and regulations that are applied to our customers which could cause enterprise software budget tightening. Finally, third parties may claim that we are infringing their intellectual property or may infringe our intellectual property which could result in competitive injury and / or the incurrence of significant costs and draining of our resources.

For a discussion of these and other risks and uncertainties, please refer to LiveRamp’s Annual Report on Form 10-K for our fiscal year 2018 ended March 31, 2018, and LiveRamp's Quarterly Reports on Form 10-Q issued in fiscal year 2019.

The financial information set forth in this press release reflects estimates based on information available at this time. These amounts could differ from actual reported amounts stated in LiveRamp’s Annual Report on Form 10-K for our fiscal year ended March 31, 2019, which LiveRamp expects to file on May 28, 2019.

LiveRamp assumes no obligation to, and does not currently intend to, update these forward-looking statements.

To automatically receive LiveRampⓇ financial news by email, please visit www.LiveRamp.com and subscribe to email alerts.

For more information, contact:
LiveRampⓇ Investor Relations
Investor.Relations@LiveRamp.com
ERAMP

LiveRampⓇ, IdentityLinkTM, AbilitecTM and all other LiveRampⓇ marks contained herein are trademarks or service marks of LiveRamp, Inc. All other marks are the property of their respective owners.

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the three months ended March 31,
			$	%
	2019	2018	Variance	Variance

Revenues	78,316	60,210	18.106	30.1%
Cost of revenue	37,760	23,800	13.96	58.7%
Gross profit	40,556	36,410	4.146	11.4%
% Gross margin	51.8%	60.5%

Operating expenses:
Research and development	31,318	15,963	15.355	96.2%
Sales and marketing	49,223	30,735	18.488	60.2%
General and administrative	27,749	16,914	10.835	64.1%
Gains, losses and other items, net	14,400	681	13.719	2,014.5%
Total operating expenses	122,690	64,293	58.397	90.8%

Loss from operations	(82,134)	(27,883)	(54.251)	(194.6)%
% Margin	(104.9)%	(46.3)%
Total other income	8,311	387	7.924	2,047.5%

Loss from continuing operations before income taxes	(73,823)	(27,496)	(46.327)	(168.5)%

Income taxes (benefit)	(24,135)	(8,486)	(15.649)	(184.4)%

Net loss from continuing operations	(49,688)	(19,010)	(30.678)	(161.4)%

Earnings from discontinued operations, net of tax	4,227	24,185	(19.958)	(82.5)%

Net earnings (loss)	(45,461)	5,175	(50.636)	(978.5)%

Basic earnings (loss) per share:
Continuing operations	(0.73)	(0.24)	(0.49)	(200.9)%
Discontinued operations	0.06	0.31	(0.25)	(79.9)%
Net earnings (loss)	(0.67)	0.07	(0.73)	(1,111.1)%

Diluted earnings (loss) per share:
Continuing operations	(0.73)	(0.24)	(0.49)	(200.9)%
Discontinued operations	0.06	0.31	(0.25)	(79.9)%
Net earnings (loss)	(0.67)	0.07	(0.73)	(1,111.1)%

Basic weighted average shares	68,299	78,614
Diluted weighted average shares	68,299	78,614

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the twelve months ended March 31,
			$	%
	2019	2018	Variance	Variance

Revenues	285,620	220,101	65.519	29.8%
Cost of revenue	120,718	96,396	24.322	25.2%
Gross profit	164,902	123,705	41.197	33.3%
% Gross margin	57.7%	56.2%

Operating expenses:
Research and development	85,697	60,713	24.984	41.2%
Sales and marketing	158,540	108,639	49.901	45.9%
General and administrative	98,878	85,154	13.724	16.1%
Gains, losses and other items, net	19,933	2,723	17.21	632.0%
Total operating expenses	363,048	257,229	105.819	41.1%

Loss from operations	(198,146)	(133,524)	(64.622)	(48.4)%
% Margin	(69.4)%	(60.7)%
Total other income	18,790	502	18.288	3,643.0%

Loss from continuing operations before income taxes	(179,356)	(133,022)	(46.334)	(34.8)%

Income taxes (benefit)	(45,409)	(65,723)	20.314	30.9%

Net loss from continuing operations	(133,947)	(67,299)	(66.648)	(99.0)%

Earnings from discontinued operations, net of tax	1,162,494	90,779	1,071.715	1,180.6%

Net earnings	1,028,547	23,480	1,005.067	4,280.5%

Basic earnings (loss) per share:
Continuing operations	(1.79)	(0.85)	(0.93)	(109.3)%
Discontinued operations	15.50	1.15	14.35	1,246.7%
Net earnings	13.71	0.30	13.41	4,506.6%

Diluted earnings (loss) per share:
Continuing operations	(1.79)	(0.85)	(0.93)	(109.3)%
Discontinued operations	15.50	1.15	14.35	1,246.7%
Net earnings	13.71	0.30	13.41	4,506.6%

Basic weighted average shares	75,020	78,891
Diluted weighted average shares	75,020	78,891

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1)
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the three months ended March 31,		For the twelve months ended March 31,
	2019	2018	2019	2018

Loss from continuing operations before income taxes	(73,823)	(27,496)	(179,356)	(133,022)
Income taxes (benefit)	(24,135)	(8,486)	(45,409)	(65,723)
Net earnings (loss) from continuing operations	(49,688)	(19,010)	(133,947)	(67,299)
Earnings from discontinued operations, net of tax	4,227	24,185	1,162,494	90,779
Net earnings	(45,461)	5,175	1,028,547	23,480

Earnings per share:
Basic	(0.67)	0.07	13.71	0.30
Diluted	(0.67)	0.07	13.71	0.30

Excluded items:
Purchased intangible asset amortization (cost of revenue)	2,981	5,956	15,858	23,895
Non-cash stock compensation (cost of revenue and operating expenses)	41,175	14,023	102,722	52,867
Accelerated amortization (cost of revenue and operating expenses	1,853	—	3,812	—
Restructuring and merger charges (gains, losses, and other)	14,400	681	19,933	2,723
Separation and transformation costs (general and administrative)	(705)	—	2,117	17,786
Total excluded items, continuing operations	59,704	20,660	144,442	97,271

Loss from continuing operations before income taxes and excluding items	(14,119)	(6,836)	(34,914)	(35,751)
Income taxes (benefit) (2)	(5,155)	(2,352)	(12,964)	(12,586)
Non-GAAP net loss from continuing operations	(8,964)	(4,484)	(21,950)	(23,165)

Non-GAAP loss per share from continuing operations:
Basic	(0.13)	(0.06)	(0.29)	(0.29)
Diluted	(0.13)	(0.06)	(0.29)	(0.29)

Basic weighted average shares	68,299	78,614	75,020	78,891
Diluted weighted average shares	68,299	78,614	75,020	78,891

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

(2) Income taxes were calculated using an effective non-GAAP tax rate of 36.5% and 34.4% in the fourth quarter of fiscal 2019 and 2018, respectively, and 37.1% and 35.2% for the twelve months ended March 31, 2019 and 2018, respectively. The difference between our GAAP and non-GAAP tax rates were primarily due to the net tax effects of the excluded items.

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP INCOME FROM OPERATIONS (1)
(Unaudited)
(Dollars in thousands)

	For the three months ended March 31,		For the twelve months ended March 31,
	2019	2018	2019	2018

Loss from continuing operations	(82,134)	(27,883)	(198,146)	(133,524)

Excluded items:
Purchased intangible asset amortization (cost of revenue)	2,981	5,956	15,858	23,895
Non-cash stock compensation (cost of revenue and operating expenses)	41,175	14,023	102,722	52,867
Accelerated amortization (cost of revenue and operating expenses	1,853	—	3,812	—
Restructuring and merger charges (gains, losses, and other)	14,400	681	19,933	2723
Separation and transformation costs (general and administrative)	(705)	—	2,117	17,786
Total excluded items	59,704	20,660	144,442	97,271

Loss from continuing operations before excluded items	(22,430)	(7,223)	(53,704)	(36,253)

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA (1)
(Unaudited)
(Dollars in thousands)

	For the three months ended March 31,		For the twelve months ended March 31,
	2019	2018	2019	2018

Net loss from continuing operations	(49,688)	(19,010)	(133,947)	(67,299)

Income taxes (benefit)	(24,135)	(8,486)	(45,409)	(65,723)

Other income	(8,311)	(387)	(18,790)	(502)

Loss from operations	(82,134)	(27,883)	(198,146)	(133,524)

Depreciation and amortization	8,508	9,392	33,782	37,647

EBITDA	(73,626)	(18,491)	(164,364)	(95,877)

Other adjustments:
Non-cash stock compensation (cost of revenue and operating expenses)	41,175	14,023	102,722	52,867
Restructuring and merger charges (gains, losses, and other)	14,400	681	19,933	2,723
Separation and transformation costs (general and administrative)	(705)	—	2,117	17,786

Other adjustments	54,870	14,704	124,772	73,376

Adjusted EBITDA	(18,756)	(3,787)	(39,592)	(22,501)

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	March 31,	March 31,	$	%
	2019	2018	Variance	Variance
Assets
Current assets:
Cash and cash equivalents	1,061,473	140,018	921,455	658.1%
Trade accounts receivable, net	78,563	52,047	26,516	50.9%
Refundable income taxes	7,890	9,977	(2,087)	(20.9)%
Other current assets	44,150	20,173	23,977	118.9%
Assets held for sale	—	138,374	(138,374)	(100.0)%
Total current assets	1,192,076	360,589	831,487	230.6%

Property and equipment	64,852	62,353	2,499	4.0%
Less - accumulated depreciation and amortization	38,809	30,013	8,796	29.3%
Property and equipment, net	26,043	32,340	(6,297)	(19.5)%

Software, net of accumulated amortization	6,861	13,970	(7,109)	(50.9)%
Goodwill	204,656	203,639	1017	0.5%
Deferred income taxes	35	10,703	(10668)	(99.7)%
Deferred commissions, net	10,741	—	10,741	—%
Other assets, net	32,499	37,854	(5,355)	(14.1)%
Assets held for sale	—	550,402	(550,402)	(100.0)%
	1,472,911	1,209,497	263,414	21.8%

Liabilities and Stockholders' Equity
Current liabilities:
Current installments of long-term debt	—	1,583	(1583)	(100.0)%
Trade accounts payable	31,203	18,759	12444	66.3%
Accrued payroll and related expenses	18,715	13,774	4,941	35.9%
Other accrued expenses	40,916	39,624	1,292	3.3%
Deferred revenue	4,284	4,506	(222)	(4.9)%
Liabilities held for sale	—	100,353	(100,353)	(100.0)%
Total current liabilities	95,118	178,599	(83,481)	(46.7)%

Long-term debt	—	227,837	(227837)	(100.0)%
Deferred income taxes	39	40,243	(40,204)	(99.9)%
Other liabilities	46,922	10,016	36906	368.5%
Other liabilities held for sale	—	3,707	—	(100.0)%

Stockholders' equity:
Common stock	14,187	13,609	578	4.2%
Additional paid-in capital	1,406,813	1,235,679	171,134	13.8%
Retained earnings	1,669,605	628,331	1,041,274	165.7%
Accumulated other comprehensive income	7,801	10,767	(2,966)	(27.5)%
Treasury stock, at cost	(1,767,574)	(1,139,291)	(628,283)	(55.1)%
Total stockholders' equity	1,330,832	749,095	581,737	77.7%
	1,472,911	1,209,497	263,414	21.8%

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	For the three months ended March 31,
	2019	2018

Cash flows from operating activities:
Net earnings	(45,461)	5,175
Earnings from discontinued operations	(4,227)	(24,185)
Non-cash operating activities:
Depreciation and amortization	8,508	9,392
Loss on disposal or impairment of assets	115	588
Provision for doubtful accounts	1,810	892
Deferred income taxes	(18,639)	3,591
Non-cash stock compensation expense	41,175	14,023
Changes in operating assets and liabilities:
Accounts receivable	(9,400)	(3,885)
Deferred commissions	(1,263)	—
Other assets	1,781	(1,070)
Accounts payable and other liabilities	6,804	(6,093)
Income taxes	55,134	(7,042)
Deferred revenue	2,017	(721)
Net cash used in operating activities	38,354	(9,335)
Cash flows from investing activities:
Capitalized software	—	(1,546)
Capital expenditures	(3,347)	(4,126)
Net cash paid in acquisitions	—	(4,478)
Net cash used in investing activities	(3,347)	(10,150)
Cash flows from financing activities:
Payments of debt	—	(588)
Proceeds related to the issuance of common stock under stock and employee benefit plans	3,064	4,418
Shares repurchased for tax withholdings upon vesting of stock-based awards	(13,614)	(860)
Acquisition of treasury stock	(10,314)	(49,443)
Net cash used in financing activities	(20,864)	(46,473)

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
(Unaudited)
(Dollars in thousands)

	For the three months ended March 31,
	2019	2018
Cash flows from discontinued operations:
From operating activities	(499,505)	44,276
From investing activities	—	(15,268)
Effect of exchange rate changes on cash	—	31
Net cash provided by (used in) discontinued operations	(499,505)	29,039
Effect of exchange rate changes on cash	61	570

Net change in cash and cash equivalents	(485,301)	(36,349)
Cash and cash equivalents at beginning of period	1,546,774	176,367
Cash and cash equivalents at end of period	1,061,473	140,018

Supplemental cash flow information:
Cash paid during the period for:
Income taxes	(438,875)	(84)

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	For the twelve months ended March 31,
	2019	2018
Cash flows from operating activities:
Net earnings	1,028,547	23,480
Earnings from discontinued operations	(1,162,494)	(90,779)
Non-cash operating activities:
Depreciation and amortization	33,782	37,647
Loss on disposal or impairment of assets	3,460	2,891
Provision for doubtful accounts	3,069	1,214
Accelerated deferred debt costs	—	720
Deferred income taxes	9,894	(27,798)
Non-cash stock compensation expense	102,722	52,867
Changes in operating assets and liabilities:
Accounts receivable	(44,411)	(13,703)
Deferred commissions	(4,298)	—
Other assets	(3,106)	562
Accounts payable and other liabilities	25,308	(3,219)
Income taxes	5,087	2,310
Deferred revenue	462	(282)
Net cash used in operating activities	(1,978)	(14,090)
Cash flows from investing activities:
Capitalized software	(1,322)	(3,266)
Capital expenditures	(7,320)	(9,375)
Net cash received in disposition	—	4,000
Net cash paid in acquisition	—	(4,478)
Payments for investments	(2,500)	(1,000)
Net cash used in investing activities	(11,142)	(14,119)
Cash flows from financing activities:
Proceeds from debt	—	230,000
Payments of debt	(233,293)	(227,320)
Fees from debt refinancing	(300)	(4,001)
Proceeds related to the issuance of common stock under stock and employee benefit plans	20,419	19,727
Shares repurchased for tax withholdings upon vesting of stock-based awards	(50,520)	(11,062)
Acquisition of treasury stock	(74,421)	(88,884)
Acquisition of treasury stock from tender offer	(503,393)	—
Net cash used in financing activities	(841,508)	(81,540)

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
(Unaudited)
(Dollars in thousands)

	For the twelve months ended March 31,
	2019	2018
Cash flows from discontinued operations:
From operating activities	(458,525)	125,645
From investing activities	2,236,530	(46,202)
From investing activities - proceeds from sale of AMS	—	—
Effect of exchange rate changes on cash	(172)	206
Net cash provided by discontinued operations	1,777,833	79,649
Effect of exchange rate changes on cash	(1,750)	1438

Net change in cash and cash equivalents	921,455	(28,662)
Cash and cash equivalents at beginning of period	140,018	168,680
Cash and cash equivalents at end of period	1,061,473	140,018

Supplemental cash flow information:
Cash (received) during the period for:
Income taxes	(439,542)	(1236)

Noncash investing and financing activities:
Leasehold improvements paid directly by lessor	—	505

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CALCULATION OF FREE CASH FLOW TO EQUITY (1)
(Unaudited)
(Dollars in thousands)

	6/30/2017	9/30/2017	12/31/2017	3/31/2018	FY2018	6/30/2018	9/30/2018	12/31/2018	3/31/2019	FY2019

Net Cash Provided by (Used in) Operating Activities of Continuing Operations	(10,822)	(8,029)	14,096	(9,335)	(14,090)	(2,280)	(27,130)	(10,922)	38,354	(1,978)

Less (plus):
Capitalized software	(575)	(638)	(507)	(1,546)	(3,266)	(899)	(423)	—	—	(1,322)
Capital expenditures	(2,357)	(330)	(2,562)	(4,126)	(9,375)	(712)	(1,323)	(1,938)	(3,347)	(7,320)
Required debt payments	(572)	(578)	(582)	(588)	(2,320)	(592)	(2,701)	—	—	(3,293)
Net cash received in disposition	—	4,000	—	—	4,000	—	—	—	—	—

Free Cash Flow to Equity	(14,326)	(5,575)	10,445	(15,595)	(25,051)	(4,483)	(31,577)	(12,860)	35,007	(13,913)

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)
											Q4 FY19 to Q4 FY18
	6/30/2017	9/30/2017	12/31/2017	3/31/2018	FY2018	6/30/2018	9/30/2018	12/31/2018	3/31/2019	FY2019	%	$

Revenues	46,757	54,013	59,121	60,210	220,101	62,471	64,812	80,021	78,316	285,620	30.1%	18,106
Cost of revenue	24,061	24,009	24,526	23,800	96,396	23,654	24,466	34,838	37,760	120,718	58.7%	13,960
Gross profit	22,696	30,004	34,595	36,410	123,705	38,817	40,346	45,183	40,556	164,902	11.4%	4,146
% Gross margin	48.5%	55.5%	58.5%	60.5%	56.2%	62.1%	62.3%	56.5	51.8	57.7%

Operating expenses
Research and development	14,840	15,599	14,311	15,963	60,713	16,970	16,940	20,469	31,318	85,697	96.2%	15,355
Sales and marketing	24,091	25,981	27,832	30,735	108,639	33,323	35,940	40,054	49,223	158,540	60.2%	18,488
General and administrative	23,587	23,724	20,929	16,914	85,154	18,125	25,176	27,828	27,749	98,878	64.1%	10,835
Gains, losses and other items, net	(3)	2,833	(788)	681	2,723	1	489	5,043	14,400	19,933	2,014.5%	13,719
Total operating expenses	62,515	68,137	62,284	64,293	257,229	68,419	78,545	93,394	122,690	363,048	90.8%	58,397

Loss from operations	(39,819)	(38,133)	(27,689)	(27,883)	(133,524)	(29,602)	(38,199)	(48,211)	(82,134)	(198,146)	(194.6)%	(54,251)
% Margin	(85.2)%	(70.6)%	(46.8)%	(46.3)%	(60.7)%	(47.4)%	(58.9)%	(60.2)%	(104.9)	(69.4)%

Total other income (expense)	(580)	263	432	387	502	356	(281)	10,404	8,311	18,790	2,047.5%	7,924

Loss from continuing operations before income taxes	(40,399)	(37,870)	(27,257)	(27,496)	(133,022)	(29,246)	(38,480)	(37,807)	(73,823)	(179,356)	(168.5)%	(46,327)
Income taxes (benefit)	(14,184)	(12,679)	(30,374)	(8,486)	(65,723)	(1,428)	2,700	(22,546)	(24,135)	(45,409)	(184.4)%	(15,649)
Net earnings (loss) from continuing operations	(26,215)	(25,191)	3,117	(19,010)	(67,299)	(27,818)	(41,180)	(15,261)	(49,688)	(133,947)	(161.4)%	(30,678)

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (Continued)
(Unaudited)
(Dollars in thousands, except per share amounts)
											Q3 FY19 to Q3 FY18
	6/30/2017	9/30/2017	12/31/2017	3/31/2018	FY2018	6/30/2018	9/30/2018	12/31/2018	3/31/2019	FY2019	%	$

Earnings from discontinued operations, net of tax	24,915	21,855	19,824	24,185	90,779	24,803	61,803	1,071,661	4,227	1,162,494	(82.5)%	(19,958)

Net earnings (loss)	(1,300)	(3,336)	22,941	5,175	23,480	(3,015)	20,623	1,056,400	(45,461)	1,028,547	(978.5)%	(50,636)

Diluted earnings (loss) per share	(0.02)	(0.04)	0.28	0.07	0.30	(0.04)	0.27	13.65	(0.67)	13.71	(1,111.1)%	(1.00)
Diluted earnings (loss) per share from continuing operations	(0.33)	(0.32)	0.04	(0.24)	(0.85)	(0.36)	(0.53)	(0.20)	(0.73)	(1.79)	(200.9)%	—

Some earnings (loss) per share amounts may not add due to rounding.

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1)
(Unaudited)
(Dollars in thousands, except per share amounts)

	6/30/2017	9/30/2017	12/31/2017	3/31/2018	FY2018	6/30/2018	9/30/2018	12/31/2018	3/31/2019	FY2019

Loss from continuing operations before income taxes	(40,399)	(37,870)	(27,257)	(27,496)	(133,022)	(29,246)	(38,480)	(37,807)	(73,823)	(179,356)
Income taxes (benefit)	(14,184)	(12,679)	(30,374)	(8,486)	(65,723)	(1,428)	2,700	(22,546)	(24,135)	(45,409)
Net earnings (loss) from continuing operations	(26,215)	(25,191)	3,117	(19,010)	(67,299)	(27,818)	(41,180)	(15,261)	(49,688)	(133,947)

Earnings from discontinued operations, net of tax	24,915	21,855	19,824	24,185	90,779	24,803	61,803	1,071,661	4,227	1,162,494

Net earnings (loss)	(1,300)	(3,336)	22,941	5,175	23,480	(3,015)	20,623	1,056,400	(45,461)	1,028,547

Earnings (loss) per share:
Basic	(0.02)	(0.04)	0.29	0.07	0.30	(0.04)	0.27	13.65	(0.67)	13.71
Diluted	(0.02)	(0.04)	0.28	0.07	0.30	(0.04)	0.27	13.09	(0.67)	13.71

Excluded items:
Purchased intangible asset amortization (cost of revenue)	5,959	6,015	5,965	5,956	23,895	5,970	3,548	3,359	2,981	15,858
Non-cash stock compensation (cost of revenue and operating expenses)	12,400	13,154	13,290	14,023	52,867	17,798	17,667	26,082	41,175	102,722
Accelerated amortization (cost of revenue and operating expenses)	—	—	—	—	—	—	—	1,959	1,853	3,812
Restructuring and merger charges (gains, losses, and other)	(3)	2,833	(788)	681	2,723	1	489	5,043	14,400	19,933
Separation and transformation costs (general and administrative)	7,119	5,453	5,214	—	17,786	—	2,122	700	(705)	2,117
Total excluded items, continuing operations	25,475	27,455	23,681	20,660	97,271	23,769	23,826	37,143	59,704	144,442

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1) (Continued)
(Unaudited)
(Dollars in thousands, except per share amounts)

	6/30/2017	9/30/2017	12/31/2017	3/31/2018	FY2018	6/30/2018	9/30/2018	12/31/2018	3/31/2019	FY2019

Loss from continuing operations before income taxes and excluding items	(14,924)	(10,415)	(3,576)	(6,836)	(35,751)	(5,477)	(14,654)	(664)	(14,119)	(34,914)
Income taxes (benefit)	(4,556)	(3,164)	(2,514)	(2,352)	(12,586)	(1,078)	(3,790)	(2,941)	(5,155)	(12,964)
Non-GAAP net earnings (loss) from continuing operations	(10,368)	(7,251)	(1,062)	(4,484)	(23,165)	(4,399)	(10,864)	2,277	(8,964)	(21,950)

Non-GAAP earnings (loss) per share from continuing operations:
Basic	(0.13)	(0.09)	(0.01)	(0.06)	(0.29)	(0.06)	(0.14)	0.03	(0.13)	(0.29)
Diluted	(0.13)	(0.09)	(0.01)	(0.06)	(0.29)	(0.06)	(0.14)	0.03	(0.13)	(0.29)

Basic weighted average shares	78,672	79,235	79,043	78,614	78,891	76,935	77,448	77,398	68,299	75,020
Diluted weighted average shares	78,672	79,235	79,043	78,614	78,891	76,935	77,448	80,674	68,299	75,020

Some totals may not add due to rounding

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)

	6/30/2017	9/30/2017	12/31/2017	3/31/2018	FY2018	6/30/2018	9/30/2018	12/31/2018	3/31/2019	FY2019

Expenses, continuing operations:
Cost of revenue	24,061	24,009	24,526	23,800	96,396	23,654	24,466	34,838	37,760	120,718
Research and development	14,840	15,599	14,311	15,963	60,713	16,970	16,940	20,469	31,318	85,697
Sales and marketing	24,091	25,981	27,832	30,735	108,639	33,323	35,940	40,054	49,223	158,540
General and administrative	23,587	23,724	20,929	16,914	85,154	18,125	25,176	27,828	27,749	98,878
Gains, losses and other items, net	(3)	2,833	(788)	681	2,723	1	489	5,043	14,400	19,933

Excluded items:
Purchased intangible asset amortization (cost of revenue)	5,959	6,015	5,965	5,956	23,895	5,970	3,548	3,359	2,981	15,858
Non-cash stock compensation (cost of revenue)	637	654	673	687	2,651	712	782	1,052	2,163	4,709
Non-cash stock compensation (research and development)	3,693	3,636	3,177	5,138	15,644	4,341	3,745	5,945	14,193	28,224
Non-cash stock compensation (sales and marketing)	5,454	5,730	6,251	5,946	23,381	9,920	9,854	9,460	14,736	43,970
Non-cash stock compensation (general and administrative)	2,616	3,134	3,190	2,252	11,192	2,824	3,286	9,625	10,083	25,818
Accelerated amortization (cost of revenue)	—	—	—	—	—	—	—	1,527	1,445	2,972
Accelerated amortization (general and administrative)	—	—	—	—	—	—	—	432	408	840
Restructuring and merger charges (gains, losses, and other)	(3)	2,833	(788)	681	2,723	1	489	5,043	14,400	19,933
Separation and transformation costs (general and administrative)	7,119	5,453	5,214	—	17,786	—	2,122	700	(705)	2,117
Total excluded items	25,475	27,455	23,682	20,660	97,272	23,769	23,826	37,143	59,704	144,442

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (Continued)
(Unaudited)
(Dollars in thousands, except per share amounts)

	6/30/2017	9/30/2017	12/31/2017	3/31/2018	FY2018	6/30/2018	9/30/2018	12/31/2018	3/31/2019	FY2019

Expenses, continued operations excluding items:
Cost of revenue	17,465	17,340	17,888	17,157	69,850	16,972	20,136	28,900	31,171	97,179
Research and development	11,147	11,963	11,134	10,825	45,069	12,629	13,195	14,524	17,125	57,473
Sales and marketing	18,637	20,251	21,581	24,789	85,258	23,403	26,086	30,594	34,487	114,570
General and administrative	13,852	15,137	12,525	14,662	56,176	15,301	19,768	17,071	17,963	70,103
Gains, losses and other items, net	—	—	—	—	—	—	—	—	—	—

Some totals may not add due to rounding

(1) ) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please e Appendix A.

LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS GUIDANCE (1)
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the year ending
	March 31, 2020
	Low Range	High Range

Revenues	$358,000	$372,000

GAAP loss from operations	(165,500)	(145,500)

Excluded items:
Purchased intangible asset amortization	12,000	12,000
Accelerated depreciation	4,000	4,000
Non-cash stock compensation	77,000	77,000
Gains, losses and other items, net	2,500	2,500
Total excluded items	95,500	95,500

Non-GAAP loss from operations	$(70,000)	$(50,000)

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A..

APPENDIX A
LIVERAMP HOLDINGS, INC. AND SUBSIDIARIES
Q4 FISCAL 2019 FINANCIAL RESULTS
EXPLANATION OF NON-GAAP MEASURES

To supplement our financial results, we use non-GAAP measures which exclude certain acquisition related expenses, non-cash stock compensation and restructuring charges. We believe these measures are helpful in understanding our past performance and our future results. Our non-GAAP financial measures and schedules are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated GAAP financial statements. Our management regularly uses these non-GAAP financial measures internally to understand, manage and evaluate our business and to make operating decisions. These measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is also based in part on the performance of our business based on these non-GAAP measures.

Our non-GAAP financial measures, including non-GAAP earnings per share, income from operations and adjusted EBITDA reflect adjustments based on the following items, as well as the related income tax effects when applicable:

•Purchased intangible asset amortization: We incur amortization of purchased intangibles in connection with our acquisitions. Purchased intangibles include (i) developed technology, (ii) customer and publisher relationships, and (iii) trade names. We expect to amortize for accounting purposes the fair value of the purchased intangibles based on the pattern in which the economic benefits of the intangible assets will be consumed as revenue is generated. Although the intangible assets generate revenue for us, we exclude this item because this expense is non-cash in nature and because we believe the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding our operational performance.

•Non-cash stock compensation: Non-cash stock compensation consists of charges for associate restricted stock units, performance shares and stock options in accordance with current GAAP related to stock-based compensation including expense associated with stock-based compensation related to unvested options assumed in connection with our acquisitions. As we apply stock-based compensation standards, we believe that it is useful to investors to understand the impact of the application of these standards to our operational performance. Although stock-based compensation expense is calculated in accordance with current GAAP and constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense that typically requires or will require cash settlement by us and because such expense is not used by us to assess the core profitability of our business operations.

•Restructuring charges: During the past several years, we have initiated certain restructuring activities in order to align our costs in connection with both our operating plans and our business strategies based on then-current economic conditions. As a result, we recognized costs related to termination benefits for associates whose positions were eliminated, lease and other contract termination charges, and leasehold improvement write offs. These items, reported as gains, losses, and other items, net, are excluded from non-GAAP results because such amounts are not used by us to assess the core profitability of our business operations.

•Separation and transformation costs: In previous years, we incurred significant expenses in connection with the separation of our IT Infrastructure Management ("ITO") business and the subsequent transformation of our remaining operating segments. This work enabled us to transform our external reporting and provide investors with enhanced transparency and more granular segment-level disclosures in addition to facilitating the ITO disposition. In the prior year, we also incurred expenses to further separate the financial statements of our three operating segments, with particular focus on segment-level balance sheets, and to evaluate portfolio priorities. Our criteria for excluding separation and transformation expenses from our non-GAAP measures is as follows: 1) projects are discrete in nature; 2) excluded expenses consist only of third-party consulting fees that we would not incur otherwise; and 3) we do not exclude employee related expenses or other costs associated with the ongoing operations of our business. We substantially completed those projects during the third quarter of fiscal year 2018. Beginning in the fourth quarter of fiscal 2018, we incurred transaction support expenses and system separation costs related to the Company's announced evaluation of strategic options for its Marketing Solutions (AMS) business. Our criteria for excluding these transaction and system separation related costs are the same. We believe excluding these items from our non-GAAP financial measures is useful for investors and provides meaningful supplemental information.

•Accelerated depreciation: In the current year we are excluding depreciation costs associated with the reduced useful life of certain IT equipment in connection with the Company's migration to a cloud-based data center solution. This migration is part of our AMS separation strategy. These costs are excluded from our non-GAAP results because of the short-term nature of the incremental expenses and such amounts are not used by us to assess the core profitability of our business operations.

Our non-GAAP financial schedules are:

•Non-GAAP EPS, Non-GAAP Income from Operations, and Non-GAAP expenses: Our Non-GAAP earnings per share, Non-GAAP income from operations, and Non-GAAP expenses reflect adjustments as described above, as well as the related tax effects where applicable.

•Adjusted EBITDA: Adjusted EBITDA is defined as net income from continuing operations before income taxes, other expenses, depreciation and amortization, and including adjustments as described above. We use Adjusted EBITDA to measure our performance from period to period both at the consolidated level as well as within our operating segments and to compare our results to those of our competitors. We believe that the inclusion of Adjusted EBITDA provides useful supplementary information to and facilitates analysis by investors in evaluating the Company's performance and trends. The presentation of Adjusted EBITDA is not meant to be considered in isolation or as an alternative to net earnings as an indicator of our performance.

•Free Cash Flow to Equity: To supplement our statement of cash flows, we use a non-GAAP measure of cash flow to analyze cash flows generated from operations. Free cash flow to equity is defined as operating cash flow less cash used by investing activities (excluding the impact of cash paid in acquisitions), less required payments of debt, and excluding the impact of discontinued operations. Management believes that this measure of cash flow is meaningful since it represents the amount of money available from continuing operations for the Company's discretionary spending after funding all required obligations including scheduled debt payments. The presentation of non-GAAP free cash flow to equity is not meant to be considered in isolation or as an alternative to cash flows from operating activities as a measure of liquidity.